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                                                                     EXHIBIT 5.1

                                December 3, 1998



AMB Property Corporation
AMB Property, L.P.
505 Montgomery Street
San Francisco, CA 94111

        Re: AMB Property Corporation, a Maryland corporation (the "Company"); AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") - Registration Statement on Form S-3 pertaining to $400,000,000 maximum aggregate initial offering price of senior or subordinated debt securities of the Operating Partnership (the "Debt Securities") and guarantees of the Debt Securities by the Company ("Guarantees"), and $600,000,000 maximum aggregate initial offering amount of (i) shares of common stock of the Company, par value $.01 per share ("Common Stock"); (ii) shares of preferred stock of the Company, par value $.01 per share ("Preferred Stock"); (iii) depositary shares evidencing shares of Preferred Stock of the Company ("Depositary Shares"); and (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants")


Ladies and Gentlemen:

       In connection with the registration of the Debt Securities, the Guarantees, shares of Common Stock, shares of Preferred Stock, the Depositary Shares and Warrants (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Operating Partnership and the Company, pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about December 2, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.



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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
AMB Property, L.P.
December 3, 1998
Page 2

       We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. With respect to such matters, the Company acts in its individual capacity and in its capacity as general partner of the Operating Partnership. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, and Articles Supplementary filed on July 23, 1998, November 12, 1998 and November 25, 1998; the Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on November 24, 1997; and certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on November 18, 1998. We have also examined the Registration Statement, other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officers of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

       In reaching the opinions set forth below, we have assumed the following:
(a) each person executing any instrument, document or agreement on behalf of any party (other than the Company or the Operating Partnership) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities and the making of the Guarantees in accordance with the procedures set forth in paragraphs 1, 2, 3 and 4 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and



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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
AMB Property, L.P.
December 3, 1998
Page 3


applicable law; (e) the number of shares of Preferred Stock (including without limitation any shares of Preferred Stock evidenced by Depositary Shares) and the number of shares of Common Stock to be offered and sold under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon the conversion or exchange of Preferred Stock or the exercise of the Warrants, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and/or issued and outstanding on the date on which the Securities are authorized, the date on which the Securities are issued and delivered, the date on which the Warrants are exercised and the date on which shares of Preferred Stock and shares of Common Stock, respectively, are issued in connection with the issuance of Depositary Shares or pursuant to the conversion or exchange of Preferred Stock or the exercise of Warrants; (f) none of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of any such Securities or agreements will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; (g) the form of certificate or other instrument or document representing the Securities will conform in all respects to the requirements applicable under Maryland law; and (h) none of the Securities, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of Preferred Stock or exercise of the Warrants, or the Depositary Shares or related Depositary Receipts, will be issued and sold in violation of the provisions of Article IV, Section E of the Charter of the Company entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits."

       Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

        1. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, whether upon original issue or upon exchange or conversion of duly authorized and validly issued shares of Preferred Stock or the exercise of duly authorized and



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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
AMB Property, L.P.
December 3, 1998
Page 4

valid Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable.

        2. Upon (a) designation by the Board of Directors of one or more classes of Preferred Stock to distinguish each such class from other then outstanding classes of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such class; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class of Preferred Stock;
(d) filing by the Company with the Department of Articles Supplementary setting forth a description of each such class of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such Articles Supplementary; and (e) due authorization by the Board of Directors of a designated number of shares of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors: all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Preferred Stock and when such shares of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, whether upon original issue or upon exchange or conversion of other shares of duly authorized and validly issued Preferred Stock or the exercise of duly authorized and valid Warrants, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

        3. Upon (a) designation and titling by the Board of Directors of the Depositary Shares; (b) setting by the Board of Directors of the number of Depositary Shares to be issued; (c) establishment by the Board of Directors of the terms, conditions and provisions of the Depositary Shares and any related agreements; (d) due authorization by the Board of Directors of the execution and delivery of the Deposit Agreement relating to the Depositary Shares and the issuance of the Depositary Shares at a minimum price or value of consideration; and (e) due authorization and issuance by the Corporation of the shares of Preferred Stock of the Company to be evidenced by the Depositary Shares in accordance with the procedures set forth in Paragraph 2 above: all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Depositary Shares, and when certificates representing the shares of Preferred Stock to be represented by the Depositary Shares are duly executed and delivered to the Depositary by the Company against payment therefor in accordance with the Deposit Agreement in the manner contemplated by the Registration Statement and/or the



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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
AMB Property, L.P.
December 3, 1998
Page 5

applicable Prospectus Supplement, such shares of Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and nonassessable.

        4. Upon (a) due authorization by the Board of Directors of the issuance, execution and delivery by the Corporation in its capacity as general partner of the Operating Partnership of the Debt Securities and the execution and delivery by the Corporation in its individual capacity and in its capacity as general partner of the Operating Partnership and on behalf of the Operating Partnership, as the case may be, of the Guarantees and/or any necessary and appropriate supplements, amendments or modifications to the Indenture (inclusive therein of Guarantees providing for the guaranty by the Company of the obligations of the Operating Partnership under the Debt Securities) (collectively, the "Supplements"); and (b) the establishment of the terms, conditions and provisions of the Debt Securities, the Guarantees and the Supplements by the Board of Directors or a duly authorized officer of the Corporation, acting on behalf of the Corporation in its individual capacity or in its capacity as general partner of the Operating Partnership, as the case may be: the execution, delivery and performance of the Indenture as supplemented, amended or modified by the Supplements (inclusive of the Guarantees provided for therein) and the Guarantees will have been duly authorized by all necessary corporate action on the part of the Corporation acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, and the issuance of the Debt Securities will have been duly authorized by all necessary corporate action on the part of the Corporation acting in its capacity as general partner of the Operating Partnership.

       This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws or with respect to the action required for the Operating Partnership to authorize, execute or deliver any of the Securities or any other document, instrument or agreement.

       The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.



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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
AMB Property, L.P.
December 3, 1998
Page 6


       We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters." In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

       The opinions expressed in this letter are for your use and the use of your securities counsel, Latham & Watkins, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP